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                                                                   EXHIBIT 10.44



                               SECURITY AGREEMENT

                  SECURITY AGREEMENT dated as of October 20, 2000, made and entered into by and among MICHAEL D. CAPELLAS (the "Borrower") and COMPAQ COMPUTER CORPORATION, a Delaware Corporation ("Compaq").

                             PRELIMINARY STATEMENTS

         A. The Borrower and Compaq have entered into a loan evidenced by a note dated as of October 20, 2000, (said loan as it may hereafter be amended or otherwise modified from time to time, being the "Loan" and said note as it may hereafter be amended or otherwise modified from time to time being the "Note").

         B. The Borrower has previously purchased 125,000 shares of common stock of Compaq (the "Shares"), which shares are held in Account No. 565-1B869-1-5-400 (the "Account") in the name of Michael D. Capellas at the New York, New York offices of Salomon Smith Barney Inc (the "Securities Intermediary").

         C. The Shares were previously designated as collateral for a loan made by Compaq to Borrower on July 22, 1999, as evidenced by the Promissory Note and Security Agreement of the same date (the "1999 Loan"). Compaq relinquishes its prior security interest in the Shares with respect to the 1999 Loan.

         D. Compaq has appointed the Securities Intermediary for purposes of maintaining the Account and performing certain actions with respect thereto in accordance with the terms of an Account Control Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce Compaq to make the Loan, the Borrower hereby agrees with Compaq for the benefit of Compaq, as follows:

                  SECTION 1. Certain Defined Terms. Unless otherwise defined in this Section 1, (a) capitalized terms used in this Agreement have the meanings specified herein, and (b) terms used in Article 8 or 9 of the Uniform Commercial Code from time to time in effect in the State of Texas (the "TXUCC") are used herein as therein defined. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                  "Book-Entry Security" means a security maintained in the form of entries (including, without limitation the Security Entitlements in, and the financial assets based on, such security) in the commercial book-entry system of the Federal Reserve System.

                  "Collateral" has the meaning specified in Section 2.



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                  "Entitlement Holder" means a Person that (i) is an
         "entitlement holder" as defined in Section 8-102(a)(7) of the TXUCC (except in respect of a Book-Entry Security); and (ii) in respect of any Book-Entry Security, is an "entitlement holder" as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations governing such Book-Entry Security) which, to the extent required or permitted by the Federal Book-Entry Regulations, is also an "entitlement holder" as defined in Section 8-102(a)(7) of the TXUCC.

                  "Event of Default" means the failure to pay any amounts within fifteen days of when due under the Note, or failure to comply with any obligation herein within thirty days after receipt of written notice.

                  "Federal Book-Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)" governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. Section 357.10 through
         Section 357.14 and Section 357.41 through Section 357.44 (including related defined terms in 31 C.F.R. Section 357.2); and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.

                  "Obligations" has the meaning specified in Section 3.

                  "Pledged Shares" has the meaning specified in Section 2(a)(i).

                  "Securities Intermediary" means a Person that (a) is a "securities intermediary" as defined in Section 8-102(a)(14) of the TXUCC and (b) in respect of any Book-Entry Security, is also a "securities intermediary" as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations governing such Book-Entry Security).

                  "Security Entitlement" means (a) "security entitlement" as defined in Section 8-102(a)(17) of the TXUCC (except in respect of a Book-Entry Security); and (b) in respect of any Book-Entry Security, a "security entitlement" as defined in 31 C.F.R. Section 357.2 (or, as applicable to such Book-Entry Security, the corresponding Federal Book-Entry Regulations governing such Book-Entry Security) which, to the extent required or permitted by the Federal Book-Entry Regulations, is also a "security entitlement" as defined in Section 8-102(a)(17) of the TXUCC.

                  SECTION 2. Grant of Security. The Borrower hereby pledges and assigns to Compaq and hereby grants to Compaq a continuing security interest in and to all of Borrower's right, title and interest in and to the following (whether consisting of investment securities, Book-Entry Securities or other securities, Security Entitlements, financial assets or other investment property, accounts, general intangibles, instruments or documents, chattel paper, securities accounts or other






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property, assets or rights), whether now owned or hereafter acquired, wherever located and whether now or hereafter existing (collectively, the "Collateral"):

                  (a) the shares and issued by Compaq, whether or not evidenced by certificates, and the certificates, if any, representing such shares, all security therefore, and all dividends, distributions, profits, bonuses, premiums, income, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other interests, together with all shares of stock which may hereafter be delivered by the Borrower; provided, however, that in no event shall such shares represent five percent (5%) or more of the outstanding shares of any issuer ("Pledged Shares");

                  (b) the Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Account, all Securities Entitlements from time to time maintained or carried in the Account, and all financial assets held in or credited to the Account;

                  (c) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed, maintained or held by the Securities Intermediary and all interest, dividends, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Account; and

                  (d) all proceeds (including cash proceeds) of any and all of the foregoing Collateral (including, but not limited to, proceeds that constitute property of the types described above in this Section 2).

                  SECTION 3. Security for Obligations. This Agreement secures the payment of all obligations of the Borrower, now or hereafter existing, under the Loan, the Note, and this Agreement, whether for principal, interest, fees, expenses or otherwise (all such Obligations of Borrower being collectively the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by Borrower to Compaq under the Loan and the Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving the Borrower.

                  SECTION 4. Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral, if any, shall be delivered to and held by the Securities Intermediary on behalf of Compaq pursuant to the Account Control Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Securities Intermediary. Compaq shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Collateral for certificates or instruments of smaller or larger denominations.




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                  SECTION 5. Omitted.

                  SECTION 6. Representations and Warranties. The Borrower represents and warrants as follows:

                  (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

                  (b) The Borrower is the sole legal owner of the Collateral free and clear of any lien, security interest, option, or other charge, encumbrance, or restriction (including, but not limited to, any restriction (contractual or otherwise) on the transferability of the Pledged Shares) except for the security interest created by this Agreement and any remaining security interest created by the Security Agreement in association with the 1999 Loan.

                  (c) The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

                  (d) No consent of any other person or entity and no authorization, approval, consent or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required for (i) the pledge and assignment by the Borrower of the Pledged Shares pursuant to this Agreement, (ii) the execution, delivery or performance of this Agreement by the Borrower, (iii) the creation, perfection or maintenance of the security interest created hereby (including, but not limited to, the first priority nature of such security interest) or (iv) the exercise by Compaq of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Shares pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Shares by laws affecting the offering and sale of securities generally).

                  (e) The Pledged Shares do not constitute five percent or more of the issued and outstanding shares of stock of Compaq.

                  (f) There are no legends or restrictions on the certificates representing any of the Pledged Shares.

                  (g) The Pledged Shares are either listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange or are quoted on the NASDAQ National Market.

                  (h) No order of the Securities and Exchange Commission and no provision of any federal or state securities laws or state "Blue Sky" laws is or will be violated or contravened by any of (i) the making of the Loan to the Borrower, (ii) the application of the proceeds of the Loan, (iii) the repayment by the Borrower of all or any portion of the Loan, (iv) the payment by the



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Borrower of any interest on the Loan, (v) the pledge and assignment by the
Borrower of the Pledged Shares pursuant to this Agreement, (vi) the execution, delivery, or performance of this Agreement by the Borrower or (vii) the creation, perfection, or maintenance of the security interest created hereby.

                  (i) The Borrower's social security number is _______________.

                  (j) The Borrower, independently and without reliance upon Compaq and based on such documents and information as the Borrower has deemed appropriate, has made his own credit analysis and decision to enter into this Agreement.

                  SECTION 7. Further Assurances. The Borrower agrees that at any time and from time to time, at its sole expense, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that Compaq, may reasonably request, in order to perfect and protect any security interest granted or purported to be granted by it hereunder or to enable Compaq to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

                  SECTION 8. Compaq Appointed Attorney-in-Fact. The Borrower hereby appoints Compaq the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in Compaq's discretion to take any action and to execute any instrument which Compaq may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Borrower under Section 11), including, without limitation, to receive, indorse and collect all instruments made payable to the Borrower representing any dividend or other distribution in respect of the Pledged Shares or any part thereof and to give full discharge for the same and to file any reports or other filings required by Rule 144 or any other governmental authority or regulatory body that may be substituted therefore or with any national securities exchange.

                  SECTION 9. Compaq May Perform. If the Borrower fails to perform any agreement contained herein, Compaq may itself perform, or cause performance of, such agreement, and the expenses of Compaq incurred in connection therewith shall be payable by the Borrower under Section 15.

                  SECTION 10. No Assumption of Duties; Reasonable Care. The powers conferred on Compaq hereunder are solely to protect Compaq's interest in the Collateral and shall not impose any duty upon Compaq to exercise any such powers. Compaq shall not have any duty as to any of the Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any of the Collateral, whether or not Compaq has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any of the Collateral.




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                  SECTION 11. Voting Rights; Dividends; Etc.

                  (a) So long as no Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

                           (i) The Borrower shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan.

                           (ii) The Borrower shall be entitled to receive and retain any and all dividends paid in respect of the Collateral; provided that any and all

                                    (A) dividends (including, but not limited
                  to, stock dividends) paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any of the Collateral for any reason, including, but not limited to, any change in the number or kind of outstanding shares of any securities of any issuer of any of the Pledged Shares, or any successor to any such issuer, by reason of any recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares, or other similar corporate event,

                                    (B) dividends and other distributions paid
                  or payable in cash in respect of any of the Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                                    (C) cash paid, payable or otherwise
                  distributed in respect of principal of, or in redemption of, or in exchange for, any of the Collateral,

         shall be, and shall be forthwith delivered to Compaq on behalf of Compaq, as applicable, to hold as Collateral and shall, if received by the Borrower, be received in trust for the benefit of Compaq, be segregated from the other property or funds of the Borrower, and be forthwith delivered to Compaq as Collateral in the same form as so received (with any necessary indorsement or assignment).

                           (iii) Compaq shall cause to be executed and delivered to the Borrower all such proxies and other instruments as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the voting and other rights which the Borrower is entitled to exercise pursuant to Section 11(a)(i) and to receive the dividends which the Borrower is authorized to receive and retain pursuant to
         Section 11(a)(ii).

                  (b) Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:




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                           (i) All rights of the Borrower (A) to exercise or
         refrain from exercising the voting and other consensual rights which the Borrower would otherwise be entitled to exercise pursuant to
         Section 11(a)(i) shall, upon notice to the Borrower by Compaq, cease and (B) to receive the dividends which the Borrower would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in Compaq which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends.

                           (ii) All dividends which are received by the Borrower contrary to the provisions of Section 11(b)(i) shall be received in trust for the benefit of Compaq, shall be segregated from other property and funds of the Borrower and shall be forthwith paid over to Compaq as Collateral in the same form as so received (with any necessary indorsement).

                  SECTION 12. Transfers and Other Liens. The Borrower will not
(a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (b) create or permit to exist any lien, security interest, option, right of first refusal, or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

                  SECTION 13. Continuing Security Interest; Assignment under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of
(i) the payment in full in cash of the Obligations and all other amounts payable under this Agreement and (ii) the expiration or termination of the Commitment,
(b) be binding upon the Borrower and the heirs, executors, administrators, legal representatives, successors and assigns of the Borrower, and (c) inure to the benefit of, and be enforceable by, Compaq and the successors, transferees, and assigns of Compaq.

                  SECTION 14. Remedies. If an Event of Default shall have occurred and be continuing:

                           (a) Compaq may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to Compaq, all the rights and remedies of a secured party on default under the TXUCC (whether or not the TXUCC applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Shares or any part thereof in one or more parcels at public or private sale, at any exchange, at any broker's board or at any of Compaq's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Compaq may deem commercially reasonable which may include block transactions and/or sales at prices which are below the current prices quoted on any open market. The Borrower agrees that, to the extent notice of sale shall be required by law, at least three days notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall




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         constitute reasonable notification. Compaq shall not be obligated to make any sale of any of the Collateral regardless of notice of sale having been given. Compaq may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash proceeds received by Compaq in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be held by Compaq as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Compaq pursuant to Section 15) in whole or in part by Compaq against, all or any part of the Obligations in such order as Compaq shall elect. Any surplus of such cash or cash proceeds held by Compaq and remaining after payment in full of all the Obligations shall be paid over to the Borrower or to whomsoever else may be lawfully entitled to receive such surplus.

                  (c) Notwithstanding the foregoing, the Borrower and Compaq recognize that any disposition of Collateral must be made in accordance with any applicable federal or state securities laws. The Borrower recognizes that Compaq may deem it impracticable to effect a public sale of all or any part of the Collateral subject to such securities laws and that Compaq may, therefore, determine to make one or more private sales of any such Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges that any such private sale may be at prices and on terms less favorable than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that Compaq shall have no obligation to delay sale of any such securities for the period of time necessary to permit Borrower to register such Collateral for public sale under the Securities Act of 1933, as amended.

                  SECTION 15. Expenses. The Borrower will upon demand pay to Compaq the amount of any and all reasonable expenses, including, but not limited to, the reasonable fees and expenses of Compaq's counsel and of any experts and agents, which Compaq or the Securities Intermediary may incur in connection with
(a) the administration of this Agreement or the Account Control Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of Compaq hereunder or (d) the failure by the Borrower to perform or observe any of the provisions hereof.

                  SECTION 16. Amendments, Waivers, and Consents. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower from any provision of this Agreement, shall in any event be effective unless the same shall be in writing and






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signed by Compaq, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 17. Notices; Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or cable communication) and, mailed, telecopied, cabled or delivered:

                  (a) if to Borrower, to him at 4011 Fulford Court, Katy, Texas 77450.

                  (b) if to Compaq, to it at 20555 State Highway 249, Houston, Texas 77070, Attention: Corporate Secretary;

or, as to any such party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and communications shall, when mailed, telecopied or telegraphed, be effective when deposited in the mails, or telecopied, respectively, except that notices and communications to Compaq shall not be effective until received by Compaq. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 18. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 19. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 20. Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas. This Agreement constitutes the entire understanding among the Borrower and Compaq with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

                  SECTION 21. Resignation and Removal of the Securities Intermediary. Compaq may remove the Securities Intermediary upon 30 days' prior written notice to the Borrower and the Securities Intermediary. Upon any such removal of the Securities Intermediary to act hereunder, Compaq shall appoint a successor Securities Intermediary which successor shall be a securities intermediary having a combined capital and surplus of at least $500,000,000. Notwithstanding the foregoing, no resignation, removal or replacement of the securities intermediary shall be effective until a successor Securities Intermediary has been appointed and has agreed in a manner reasonably satisfactory to Compaq to act as Securities Intermediary hereunder.







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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   BORROWER:



                                   ---------------------------------------
                                   Michael D. Capellas

                                   COMPAQ:

                                   COMPAQ COMPUTER CORPORATION



                                   By:
                                      ------------------------------------
                                   Name:
                                   Title: